As filed with the Securities and Exchange Commission on June 7, 2000.

                                               Registration No. 333-______
=========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          -----------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           KESTREL ENERGY, INC.
                           --------------------
          (Exact name of Registrant as specified in its charter)

         Colorado                                      84-0772451
         --------                                      ----------
 (State of Incorporation)                       (I.R.S. Employer ID No.)


            999 18th Street, Suite 2490, Denver, Colorado 80202
            ---------------------------------------------------
                      (Address of Principal Offices)


                           Kestrel Energy, Inc.
                             Stock Option Plan
                             -----------------
                         (Full Title of the Plan)

                             Timothy L. Hoops
                                 President
                           Kestrel Energy, Inc.
                        999 18th Street, Suite 2490
                          Denver, Colorado 80202
                              (303) 295-1939
                -------------------------------------------
         (Name, address and telephone number of Agent for Service)


                      CALCULATION OF REGISTRATION FEE

   Title of                      Proposed     Proposed Max.
  Securities        Amount      Max. Off.       Aggregate    Amount of
    to be           to be         Price          Offering   Registration
  Registered      Registered   Per Share(1)      Price(1)       Fee
-------------     ----------   ------------     ----------  ------------


Common Stock
No Par Value       300,000        $2.625       $787,500.00    $207.90

(1) The price is set forth solely for the purpose of calculating the fee and is based on the last price reported to the National Association of Securities Dealers Automated Quotation System on June 5, 2000.



THE CONTENTS OF THE FORM S-8 REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY KESTREL ENERGY, INC. ON OCTOBER 3, 1995, FILE NO. 33-63171, ON FEBRUARY 4, 1998, FILE NO. 333-45587, MAY 5
AND MAY 8, 1998, FILE NO. 333-51875, AND MARCH 9, 1999, FILE NO. 333-
74101, ARE HEREBY INCORPORATED BY REFERENCE.




                                SIGNATURES
                                ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 6th day of June, 2000.

                                   KESTREL ENERGY, INC.


                                   By:  /s/Timothy L. Hoops
                                        -------------------
                                        Timothy L. Hoops, President and
                                        Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


Dated: June 6, 2000                By:  /s/Timothy L. Hoops
                                        --------------------
                                        Timothy L. Hoops, President,
                                        Chief Executive Officer,
                                        Principal Executive Officer
                                        and Director


Dated:                             By:
                                        Robert J. Pett, Chairman of the
                                        Board


Dated: June 6, 2000                By:  /s/Mark A. Boatright
                                        ---------------------
                                        Mark A. Boatright,
                                        Vice President-Finance,
                                        Chief Financial Officer,
                                        Principal Financial and
                                        Accounting Officer and Director


Dated: June 6, 2000                By:  /s/Kenneth W. Nickerson
                                        -----------------------
                                        Kenneth W. Nickerson, Director



Dated: June 6, 2000                By:  /s/John T. Kopcheff
                                        ----------------------
                                        John T. Kopcheff,
                                        Vice President-International and
                                        Director


Dated: June 6, 2000                By:  /s/Mark A. E. Syropoulo
                                        ------------------------
                                        Mark A.E. Syropoulo, Director



                               EXHIBIT INDEX
                               -------------

4    Kestrel Energy, Inc. Stock Option Plan as amended January 5, 2000.

5 Opinion of Gorsuch Kirgis LLP regarding legality of shares being issued.

23.1 Consent of KPMG LLP